Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary share, par value of US$0.025 per share, of TIAN RUIXIANG Holdings Ltd, a Cayman Islands Corporation, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of August 22, 2025.

Eastern Bell International XXVII Limited

/s/ Yingchun Zhu

By (Signature)

Yingchun Zhu, Director

By (Name/Title)

08/22/2025

Date

Eastern Bell Capital Fund II, L.P.

/s/ Li Yan

By (Signature)

Li Yan, Authorized Signatory

By (Name/Title)

08/22/2025

Date

Eastern Bell Capital II, Limited

/s/ Li Yan

By (Signature)

Li Yan, Authorized Signatory

By (Name/Title)

08/22/2025

Date

Yan Capital Limited

/s/ Li Yan

By (Signature)

Li Yan, Sole Member

By (Name/Title)

08/22/2025

Date

Li Yan

/s/ Li Yan

By (Signature)

Li Yan

By (Name/Title)

08/22/2025

Date